Exhibit 99.1

Cumulus Media Announces Amendment and

Extension of Withdrawal Deadline and Expiration Time for Exchange Offer and Consent Solicitation

ATLANTA, GA — April 18, 2024 – Cumulus Media Inc. (NASDAQ: CMLS) (the “Company” or “Cumulus”) today announced that its subsidiary, Cumulus Media New Holdings Inc. (the “Issuer”), has amended its previously announced offer to exchange (as so amended, the “Exchange Offer”) any and all of the Issuer’s outstanding 6.750% Senior Secured First-Lien Notes due 2026 (the “Old Notes”) for new 8.000% Senior Secured First-Lien Notes due 2029 (“New Notes”) to be issued by the Issuer, upon the terms of and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement (as supplemented, the “Offering Memorandum”) dated February 27, 2024, as amended by Supplement No. 1 (“Supplement No. 1”) dated April 18, 2024. All capitalized terms not defined herein are defined in the Offering Memorandum, unless otherwise noted.

Certain terms and timing of the Exchange Offer have changed, including the Total Consideration (as defined below) and certain terms of the New Notes, including their interest rate per annum, which was reduced to 8.000%. The maturity of the New Notes has also been amended and extended to July 1, 2029, which is 36 months after the maturity of the Old Notes.

Holders who validly tender their Old Notes in the Exchange Offer prior to the Expiration Time (as defined below) will now be entitled to receive the Total Consideration set forth in the table below.

Old Notes CUSIP Number or ISIN	Principal Amount of Old Notes Outstanding	Total Consideration per $1,000 Principal Amount of Old Notes if Tendered Prior to the Expiration Time
23110AAA4 U1269CAA2 US23110AAA43 USU1269CAA28	$346,245,000	$940 principal amount of New Notes

The Issuer is also extending the previously announced Newly Extended Expiration Time, which was 5:00 p.m., New York City Time, on April 18, 2024, to midnight, New York City Time, on May 1, 2024 (the "Amended Expiration Time"). In addition, the Issuer is extending the previously announced deadline to validly withdraw tenders of the Old Notes, which was 5:00 p.m., New York City Time, on March 11, 2024, to 5:00 p.m., New York City Time, on April 22, 2024. The Amended Expiration Time is subject to earlier termination, withdrawal or extension by the Issuer in its sole and absolute discretion. The Exchange Offer and Consent Solicitation will expire at the Amended Expiration Time, unless extended or terminated. The Issuer will pay accrued and unpaid interest to, but excluding, the Settlement Date, in cash, to holders of Old Notes accepted for exchange pursuant to the Exchange Offer and Consent Solicitation.

In addition to the foregoing, certain other amendments are described in Supplement No. 1.

The Settlement Date of the Exchange Offer will be as soon as practicable after the Expiration Time. Settlement of the Exchange Offer is subject to the satisfaction or waiver of certain conditions set forth in the Offering Memorandum.

Concurrently with the Exchange Offer, the Issuer is also offering lenders under its senior secured term loans (the “Old Term Loans”) borrowed under its credit agreement dated as of September 26, 2019 (the “Old Term Loan Credit Agreement”), to exchange their Old Term Loans for new senior secured term loans (the “New Term Loans”) issued under a new credit agreement (such exchange, the “Term Loan Exchange Offer”), and in connection therewith deliver consents for certain proposed amendments to the Old Term Loan Credit Agreement, which was also similarly amended.

The Exchange Offer is now subject to the condition precedent that a minimum of 95% of all aggregate principal amount of Old Notes outstanding be tendered in the Exchange Offer, which condition may be waived by the Issuer in its sole and absolute discretion. Certain holders representing approximately 80% of the aggregate principal amount of the Old Notes and approximately 97% of the aggregate principal amount of the Old Term Loans have already agreed to tender their Old Notes in the Exchange Offer and Consent Solicitation, and participate in the Term Loan Exchange Offer, as applicable, pursuant to a Transaction Support Agreement (the “Transaction Support Agreement”), dated April 18, 2024.

As of 5:00 p.m., New York City time, on April 18, 2024, approximately $15 million aggregate principal amount of Old Notes (or approximately 4.4% of the aggregate outstanding principal amount of the Old Notes) had been validly tendered pursuant to the Exchange Offer and Consent Solicitation and not withdrawn.

Only holders who have duly completed and submitted an eligibility letter (which may be found at www.dfking.com/cumulus) will be authorized to receive the Offering Memorandum and related letter of transmittal (the “Exchange Offer Documents”) and participate in the Exchange Offer. The eligibility letters will include certifications that the holder is either (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”) or (2) a non-“U.S. person” (as defined in Rule 902 under the Securities Act) located outside of the United States who is (i) not acting for the account or benefit of a U.S. person, (ii) a “non-U.S. qualified offeree” (as defined in the Exchange Offer Documents), and (iii) not a resident in Canada.

D.F. King & Co., Inc. is acting as the Information Agent and the Exchange Agent for the Exchange Offer. Questions or requests for assistance related to the Exchange Offers or for additional copies of the Exchange Offer Documents may be directed to D.F. King & Co., Inc. at (800) 431-9643 (toll free) or (212) 269-5550 (collect) or cumulus@dfking.com (email). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

The New Notes have not been and will not be registered under the Securities Act or the securities laws of any state, and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This announcement is for information purposes only and is not an offer to purchase or sell, a solicitation of an offer to purchase or sell or a solicitation of consents with respect to any securities. The Exchange Offer is being made solely by the Offering Memorandum. The Exchange Offer is not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

In addition, neither this announcement nor the Exchange Offer is an offer to participate in the Term Loan Exchange Offer. The Exchange Offer is conditioned upon the consummation of the Term Loan Exchange Offer and there can be no assurances that the Term Loan Exchange Offer will be consummated on the terms described in the Offering Memorandum or at all. The Term Loan Exchange Offer is also conditioned upon the consummation of the Exchange Offer.

Forward-looking statements

Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives, including with regard to returning capital to shareholders. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to the Issuer’s ability to consummate the Exchange Offer and the Consent Solicitation and/or the Term Loan Exchange Offer, the Company’s ability to generate sufficient cash flows to service debt and other obligations and ability to access capital, including debt or equity, and the Company’s ability to achieve the benefits contemplated by the Exchange Offer and the Consent Solicitation and/or the Term Loan Exchange Offer. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections contained therein. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

For further information, please contact:

Cumulus Media Inc.

Investor Relations Department

IR@cumulus.com

404-260-6600